POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that
the undersigned, Kenneth A. Richieri, an
executive of The New York Times Company
(the "Company"), hereby constitutes and
appoints each of Diane Brayton and
Eunice Yang and each of them acting
individually, his true and lawful
attorneys-in-fact to:

1. execute for and on behalf of the
undersigned Forms 3, 4 and 5 relating to the
Company's Class A Common Stock, in
accordance with Section 16(a) of the
Securities Exchange Act of 1934 (the
"Exchange Act") and the rules thereunder;

2. do and perform any and all acts for and on
behalf of the undersigned which may be
necessary or desirable to complete the
execution of any such Form 3, 4 or 5 and the
timely filing of such form with the United
States Securities and Exchange Commission
and any other authority, including the New
York Stock Exchange; and

3. take any other action of any type
whatsoever in connection with the foregoing
which, in the opinion of such attorney-in-
fact, may be of benefit to, in the best interest
of, or legally required by, the undersigned, it
being understood that the documents
executed by such attorney-in-fact on behalf
of the undersigned pursuant to this Power of
Attorney shall be in such form and shall
contain such terms and conditions as such
attorney-in-fact may approve in his or her
discretion.

The undersigned hereby grants to each such
attorney in-fact full power and authority to
do and perform all and every act and thing
whatsoever requisite, necessary and proper
to be done in the exercise of any of the rights
and powers herein granted, as fully to all
intents and purposes as such attorney-in-fact
might or could do if personally present, with
full power of substitution or revocation,
hereby ratifying and confirming that such
attorney-in-fact, or his or her substitute or
substitutes, shall lawfully do or cause to be
done by virtue of this power of attorney and
the rights and powers herein granted.  The
undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in
such capacity at the request of the
undersigned, are not assuming any of the
undersigned's responsibilities to comply
with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full
force and effect until the undersigned is no
longer required to file Forms 3, 4, and 5 with
respect to the undersigned's holdings of and
transactions in securities issued by the
Company, unless earlier revoked by the
undersigned in a signed writing delivered to
the foregoing attorneys-in-fact. This Power
of Attorney shall not revoke any powers of
attorney previously executed by the
undersigned. This Power of Attorney shall
not be revoked by any subsequent power of
attorney that the undersigned may execute,
unless such subsequent power of attorney
expressly provides that it revokes this Power
of Attorney by referring to the date and
subject hereof.  This Power of Attorney may
be executed in counterparts and all such duly
executed counterparts shall together
constitute the same instrument.

The CAUTION TO THE PRINCIPAL and
IMPORTANT INFORMATION FOR THE
AGENT statement below is required under
New York State General Obligations Law.
Notwithstanding anything to the contrary
contained herein, this Power of Attorney is
limited to the powers granted as described
above and DOES NOT grant the attorneys-
in-fact and agents the authority to spend the
undersigned's money or sell or dispose of
the undersigned's property during the
undersigned's lifetime.

CAUTION TO THE PRINCIPAL:  Your
Power of Attorney is an important
document.  As the "principal," you give the
person whom you choose (your "agent")
powers to spend your money and sell or
dispose of your property during your lifetime
without telling you.  You do not lose your
authority to act even though you have given
your agent similar powers.  When your agent
exercises these powers, he or she must act
according to any instructions you have
provided, or, where there are no specific
instructions, in your best interest.
"Important Information for the Agent" near
the end of this document describes your
agent's responsibilities.  Your agent can act
on your behalf only after signing the Power
of Attorney before a notary public.  You can
request information from your agent at any
time.  You can revoke or terminate your
Power of Attorney at any time for any reason
as long as you are of sound mind.  If you are
no longer of sound mind, a court can remove
an agent for acting improperly.  Your agent
cannot make health care decisions for you.
You may execute a "Health Care Proxy" to
do this.  The law governing Powers of
Attorney is contained in the New York
General Obligations Law, Article 5, Title 15.
This law is available at a law library, or
online through the New York State Senate or
Assembly websites, www.senate.state.ny.us
or www.assembly.state.ny.us.  If there is
anything about this document that you do
not understand, you should ask a lawyer of
your own choosing to explain it to you.

IN WITNESS WHEREOF, the undersigned
caused this Power of Attorney to be
executed as of this 18th day of February,
2010.

/s/Kenneth A. Richieri
Kenneth A. Richieri
Senior Vice President, General Counsel
and Secretary

State of New York  )
County of New York  ) ss.:

On the 18th day of February in the year
2010, before me, the undersigned, personally
appeared Kenneth A. Richieri, personally
known to me or proved to me on the basis of
satisfactory evidence to be the individual
whose name is subscribed to the within
instrument and acknowledged to me that he
executed the same in his capacity, and that
by his signature on the instrument, the
individual, or the person upon behalf of
which the individual acted, executed the
instrument.

/s/Kathleen Corey
Kathleen Corey

IMPORTANT INFORMATION FOR THE
AGENT: When you accept the authority
granted under this power of attorney, a
special legal relationship is created between
you and the principal. This relationship
imposes on you legal responsibilities that
continue until you resign or the power of
attorney is terminated or revoked. You must:

(1) act according to any
instructions from the
principal, or, where there are
no instructions, in the
principal's best interest;

(2) avoid conflicts that would
impair your ability to act in
the principal's best interest;

(3) keep the principal's property
separate and distinct from
any assets you own or
control, unless otherwise
permitted by law;

(4) keep a record of all receipts,
payments, and transactions
conducted for the principal;
and

(5) disclose your identity as an
agent whenever you act for
the principal by writing or
printing the principal's name
and signing your own name
as "agent" in the following
manner: (Principal's Name)
by (Your Signature) as
Agent.

You may not use the principal's assets to
benefit yourself or give gifts to yourself or
anyone else unless there is a Statutory Major
Gifts Rider attached to this Power of
Attorney that specifically gives you that
authority. If you have that authority, you
must act according to any instructions of the
principal, or, where there are no such
instructions, in the principal's best interest.
You may resign by giving written notice to
the principal and to any co-agent, successor
agent, monitor if one has been named in this
document, or the principal's guardian if one
has been appointed.  If there is anything
about this document or your responsibilities
that you do not understand, you should seek
legal advice.

Liability of agent:  The meaning of the
authority given to you is defined in New
York's General Obligations Law, Article 5,
Title 15. If it is found that you have violated
the law or acted outside the authority
granted to you in the Power of Attorney, you
may be liable under the law for your
violation.

IN WITNESS WHEREOF, each of the
undersigned agents, has executed this Power
of Attorney on the date indicated opposite
his or her name.

Date:  February 18, 2010

/s/Diane Brayton
Diane Brayton
Agent and Attorney-in-Fact

State of New York  )
County of New York  ) ss.:

On the  18th day of February in the year
2010, before me, the undersigned, personally
appeared Diane Brayton, personally known
to me or proved to me on the basis of
satisfactory evidence to be the individual
whose name is subscribed to the within
instrument and acknowledged to me that she
executed the same in her capacity, and that
by her signature on the instrument, the
individual, or the person upon behalf of
which the individual acted, executed the
instrument.

/s/Kathleen Corey
Kathleen Corey

Date:  February  18, 2010

/s/Eunice Yang
Eunice Yang
Agent and Attorney-in-Fact

State of New York  )
County of New York  ) ss.:

On the 18th day of February in the year
2010, before me, the undersigned, personally
appeared Eunice Yang, personally known to
me or proved to me on the basis of
satisfactory evidence to be the individual
whose name is subscribed to the within
instrument and acknowledged to me that she
executed the same in her capacity, and that
by her signature on the instrument, the
individual, or the person upon behalf of
which the individual acted, executed the
instrument.

/s/Kathleen Corey
Kathleen Corey